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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Time America, Inc.
Tempe, Arizona

        As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-2 of our report, dated September 22, 2003, included in the Company's Form l0-KSB for the year ended June 30, 2003, and to all references to our firm included in this registration statement and the Form l0-KSB filing.

/s/ Semple & Cooper, LLP

Phoenix, Arizona

May 6, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS